Exhibit 10.2

THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT

This THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Third Amendment”) is executed as of February 5, 2025 (the “Effective Date”),  by and between The Dallas Morning News, Inc., a Delaware corporation (“Seller”), and Plano Estates, LLC, a Texas limited liability company (“Purchaser”) as successor by assignment to 2201 Luna Road, LLC, a Texas limited liability company (“Original Purchaser”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Purchase Agreement.

RECITALS:

WHEREAS, Seller and Original Purchaser are parties to that certain Purchase and Sale Agreement dated as of December 16, 2024, by and between Seller and Original Purchaser, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of December 23, 2024, as amended by that certain Second Amendment to Purchase and Sale Agreement dated as of February 3, 2025, and assigned by Original Purchaser to Purchaser (as amended, the “Original Agreement”);

WHEREAS, Seller and Purchaser now desire to amend the Original Agreement in accordance with the terms herein set forth herein (the Original Agreement as amended by this Third Amendment is hereinafter referred to as the “Agreement”).

AGREEMENTS:

NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Incorporation of Recitals. The recitals set forth above are fully incorporated herein by reference as if same were fully set forth herein.
2. Phase II.

(a) Seller shall conduct a Phase II Environmental Site Assessment on the Property, at Seller’s expense to be paid with the Escrow Funds (defined below), provided (i) such assessment is limited to the scope recommended by Shiels Engineering (“Shiels”) based on a review of that certain Phase I Environmental Site Assessment by ATC Group Services LLC dba Atlas Technical dated January 30, 2025 (the “Atlas Phase I”),  and includes (x) additional testing around certain printing presses in locations recommended by Shiels (the “Additional Press Tests”) and (y) the drilling and sampling of three (3) groundwater wells to be in locations recommended by Shiels based on the Atlas Phase I with due consideration for the location of the printing presses,  (ii) Sheils (or its subcontractor) performs such assessment, and (iii) the conclusions of such assessment are delivered within sixty (60) days after the date hereof (the “Additional Phase II Assessment”). Any samples taken will be analyzed using methods acceptable to TCEQ. Seller shall deliver a copy of the conclusions from the Additional Phase II Assessment promptly upon receipt (the “Additional Phase II Assessment Report”).

(b) Seller shall deliver, at Purchaser’s sole cost and expense, a reliance letter, in a form as customarily issued by Shiels or its subcontractor,  (i) to Purchaser’s lender with respect to those certain Phase I and Phase II Environmental Site Assessments for the Property previously obtained by Seller within three (3) business days after the date Purchaser delivers to Seller the name of such

Third Amendment to

Purchase and Sale Agreement

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lender, and (ii) to Purchaser and Purchaser’s lender, to the extent timely identified to Seller, with respect to the Additional Phase II Assessment Report within three (3) business days after the date the final report is issued to Seller.

3. Escrow Holdback. At Closing, Seller agrees to escrow the sum of Six Hundred Thousand Dollars ($600,000) (the “Escrow Funds”) with Escrow Agent, to be held pursuant to an escrow agreement in substantially the form of Exhibit A attached hereto (the “Escrow Agreement”).  If the Additional Phase II Assessment Report confirms the release of contamination from the operations of Seller and the results indicate that remediation of the same is required under environmental laws binding upon or applicable to the Property (“Applicable Environmental Law”) (such confirmed release being a “Confirmed Condition”), then Seller agrees to remediate such Confirmed Condition to a standard no more stringent than the Remediation Standard (defined below), but only to the extent the Escrow Funds are available to pay for the same (a “Required Remediation”) and Seller shall be entitled to draw on such Escrow Funds to reimburse Seller for actual out-of-pocket expenses incurred by Seller in connection with the Required Remediation or otherwise related to the remediation of the Confirmed Condition. In addition, Seller shall be entitled to draw on the Escrow Funds to reimburse Seller for the cost of the Additional Phase II Assessment. In the event of a Required Remediation, the Post-Closing Lease shall be extended to allow Seller access to the Property to perform the same and Purchaser will cause any other occupant of the Property to reasonably cooperate with Seller’s activities in performing the Required Remediation. Notwithstanding anything herein to the contrary,  Escrow Agent shall release the entirety of the Escrow Funds then-held by Escrow Agent to the Seller on the first to occur of (i) receipt of the Additional Phase II Assessment that does not identify any Confirmed Condition, (ii) the date that is twelve (12) months following the Closing Date, and (iii) receipt of a no further action letter from TCEQ with respect to any Required Remediation (the “Escrow Termination Date”).

For the purposes of this Section 3 of this Third Amendment, “Remediation Standard” shall mean the restoration of the Property to the standard provided under Applicable Environmental Law for a commercial/ industrial property where the improvements remain in place as a cap, provided further that the restoration shall be limited to that standard applicable to a commercial-industrial property with no use of groundwater and Purchaser agrees to restrict the use of groundwater via a deed restriction or to consent to a Municipal Settings Designation. If remediation is required pursuant to the above, Purchaser shall maintain the improvements as a cap and will, if required, periodically report on such cap to the TCEQ at Purchaser’s sole expense;  Purchaser’s obligation shall survive Closing.

Nothing in Section 3 of this Third Amendment shall be construed as a modification of the terms of Section 5.3 of the Original Agreement in any way.

Purchaser and Seller shall each pay one half of the escrow fees charged by Escrow Agent pursuant to the Escrow Agreement.

4. No Other Changes. Except as herein expressly amended or otherwise provided, each and every term, condition, warranty and provision of the Original Agreement shall remain in full force and effect, and such are hereby ratified, confirmed and approved by the parties hereto.

5. Counterparts. This Third Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, and each such counterpart shall be deemed an original signature and be binding upon the parties hereto (it being agreed that facsimile or other electronic signature shall have the same force and effect as an original signature).

6. Governing Law. This Third Amendment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of Texas.

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7. Authority.  Each party hereto represents to the other party hereto that such party has the legal right, power and authority and has obtained all necessary consents to enter into this Third Amendment.

8. Time is of the Essence. Time is of the essence with respect to each and every provision in this Third Amendment.

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Third Amendment to

Purchase and Sale Agreement

(DMN Plano)

IN WITNESS WHEREOF, the undersigned have executed this Third Amendment to be effective as of the date first written above.

SELLER:

The Dallas Morning News, Inc.,

a Delaware corporation

By: /s/ Katy Murray

Name: Katy Murray

Title:   President

PURCHASER:

Plano Estates, LLC,

a Texas limited liability company

By: /s/ Sarah Yaoyao

Name: Sarah Yaoyao

Title: Manager

Third Amendment to

Purchase and Sale Agreement

(DMN Plano)